Exhibit 99.1

iPCS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2008

FINANCIAL RESULTS

Company Also Provides Outlook for Full Year 2009

SCHAUMBURG, IL. — March 2, 2009 - iPCS, Inc. (Nasdaq: IPCS), a PCS Affiliate of Sprint Nextel Corporation, today reported financial and operational results for its fourth quarter and full year ended December 31, 2008.  This information supplements the subscriber activity results, which the Company previously announced on February 2, 2009.

Fourth Quarter 2008 Highlights:

•                  Total revenue of $138.4 million, compared to $141.9 million for the quarter ended December 31, 2007.

•                  Net loss of $0.1 million, or $0.00 per share, compared to a net loss of $4.1 million, or $0.24 per share, for the quarter ended December 31, 2007.

•                  Adjusted EBITDA of $21.2 million, compared to $25.5 million for the quarter ended December 31, 2007.  Included in Adjusted EBITDA for the quarter ended December 31, 2008 is approximately $5.7 million in Sprint Nextel litigation related expenses compared to the approximately $0.3 million for the quarter ended December 31, 2007.

•                  Capital expenditures of $22.0 million, compared to $14.2 million for the quarter ended December 31, 2007.

•                  As previously announced on February 2, 2009:

•                  Gross additions of 65,900, compared to 63,800 for the quarter ended December 31, 2007.

•                  Net additions of 16,700, compared to 7,800 for the quarter ended December 31, 2007.

•                  Monthly churn, net of 30 day deactivations, of 2.3%, compared to 2.7% for the quarter ended December 31, 2007.

•                  Ending subscribers of 691,100, compared to 629,900 at December 31, 2007.

Full Year 2008 Highlights:

•                  Total revenue of $525.5 million, compared to $538.1 million for the year ended December 31, 2007.

•                  Net loss of $9.8 million or $0.57 per share, compared to a net loss of $69.3 million or $4.08 per share for the year ended December 31, 2007.

•                  Adjusted EBITDA of $82.1 million, compared to $80.6 million in the year ended December 31, 2007.  Included in Adjusted EBITDA for the year ended December 31, 2008 is approximately $13.1 million in Sprint Nextel litigation related expenses.  Included in Adjusted EBITDA for the year ended December 31, 2007 was approximately $2.4 million in Sprint Nextel litigation and severance expenses.

•                  Capital expenditures of $74.5 million, compared to $39.7 million for the year ended December 31, 2007.

•                  Subscriber Activity:

•                  Gross additions of 259,200, compared to 275,600 for the year ended December 31, 2007.

•                  Net additions of 61,200, compared to 68,600 for the year ended December 31, 2007.

•                  Monthly churn, net of 30 day deactivations, of 2.3%, compared to 2.5% for the year ended December 31, 2007.

“We are pleased with the subscriber and financial results for the quarter and the year, particularly in light of the deteriorating macroeconomic conditions,” remarked Timothy M. Yager, President and CEO of iPCS.  “Additionally, we resolved our 2008 Sprint formal disputes related to operational items which provided us with a modest improvement in our 2008 financial results and will result in a $4.3 million gain during the first quarter of 2009.  We continue to remain comfortable with our cash flow and overall liquidity position for 2009.  Our capital structure continues to be attractive, particularly in today’s capital markets environment, as the earliest scheduled maturity of our secured notes is not until 2013,” Yager added.

“Our goals in 2009 are to profitably grow our subscriber base while continuing to reduce churn and leverage our network.  Meeting these objectives should allow us to increase adjusted EBITDA year over year and generate positive free cash flow that should enable us to opportunistically deploy our capital during 2009 and beyond,” concluded Yager.

Full Year 2009 Outlook:

The metrics below provide a range of selected financial and operational guidance for 2009.  A variety of factors referenced elsewhere in this release could cause actual results to differ materially from the guidance.

•                  Gross additions of 250,000 to 275,000.

•                  Adjusted EBITDA of $100 million to $120 million, excluding expenses related to the Sprint Nextel litigation.

•                  Capital expenditures of $35 million to $45 million.

•                  Free cash flow of $15 million of $25 million.

Conference Call to be held tomorrow, March 3rd, at 11:00am ET (10:00am CT)

The Company will conduct a conference call to discuss its financial and subscriber results for the quarter and full year ended December 31, 2008 on Tuesday, March 3, 2009 at

11:00 a.m. Eastern Time (10:00 a.m. Central Time).  To listen to the call, dial 1-800-632-2975 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.” Those calling in from international locations should dial 973-935-8755. A replay of the call will be available beginning at 12:00 p.m. Eastern Time on March 3, 2009.  To access the replay, dial 1-800-642-1687 using a pass code of 82997022.  To access the replay from international locations, dial 706-645-9291 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com. Replay of the webcast and the call will be available through midnight on March 10, 2009.

About iPCS, Inc.

iPCS, through its operating subsidiaries, is a Sprint PCS Affiliate of Sprint Nextel Corporation with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), the Tri-Cities region of Tennessee (Johnson City, Kingsport and Bristol), Scranton (PA), Saginaw-Bay City (MI), Central Illinois (Peoria, Springfield, Decatur, and Champaign) and the Quad Cities region of Illinois and Iowa (Bettendorf and Davenport, IA, and Moline and Rock Island, IL).  As of December 31, 2008, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.5 million residents, and iPCS had approximately 691,100 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit iPCS’s website at www.ipcswirelessinc.com.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures and non-financial terms used in this release include the following:

•      Gross subscriber additions for the period represent the number of new activations during the period (excluding transfers into our territory).

•      New subscriber additions for the period represented is calculated as the gross subscriber additions in the period less the number of subscribers deactivated plus the net subscribers transferred in or out of our markets during the period.

•      Churn is a measure of the average monthly rate at which subscribers based in our territory deactivate service on a voluntary or involuntary (credit-related) basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of those who deactivate within 30 days of activation and excluding transfers out of our territory) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•      Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment, stock-based compensation expense and debt extinguishment costs.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•      ARPU, or average revenue per user, is a measure of the average monthly service revenue earned from subscribers based in our territory.  This measure is calculated by dividing subscriber revenue (ARPU) or subscriber revenue plus roaming revenue (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•      CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense.  These costs are divided by the number of our average monthly subscribers during the period divided by the number of months in the period.

•      CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold less product sales revenue associated with transactions with new subscribers, and selling and marketing expense, net of stock-based compensation expense, during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•      Licensed Population represents the number of residents in the markets in our territory for which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•      Covered Population represents the number of residents covered by our portion of the wireless network of Sprint.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•      Free Cash Flow is defined as the net increase (decrease) in cash and cash equivalents less the change in debt, proceeds from the exercise of common stock options or the issuance or repurchase of common stock and other financing activities, net. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of cash flows. We believe that Free Cash Flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and dividends and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt, the repurchase of common stock and purchase or sale of investments.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including, but not limited to, the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation with Sprint concerning the scope of iPCS’s exclusivity under its affiliation agreements; (3) changes in Sprint’s affiliation strategy; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining Sprint Affiliates of Sprint Nextel; (5) iPCS’s reliance on Sprint’s internal support systems and its related execution of back office activities, including customer care, billing and back office support; (6) changes in iPCS’s customer default rates and/or in the level of bad debt expense; (7) changes or advances in technology; (8) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (9) declines in the relationship between roaming revenue iPCS receives and roaming expense iPCS pays; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; and (14) the depth and duration of the economic downturn in the United States and its effect on our vendors, distribution partners and customers. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, our Form Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, and in any subsequent filings with the SEC, including the

Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to be filed following the earnings call referenced in this press release.  Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements

Investor Contact:

Nathan Elwell

Financial Dynamics

312-553-6706

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	December 31,	December 31,
	2008	2007

Assets
Current Assets:
Cash and cash equivalents	$55,940	$77,599
Accounts receivable, net	37,859	29,774
Receivable from Sprint	25,623	41,509
Inventories, net	5,465	5,277
Assets held for sale	389	2,680
Prepaid expenses	7,223	6,792
Other current assets	63	81
Total current assets	132,562	163,712
Property and equipment, net	162,014	128,677
Financing costs, net	6,419	7,794
Deferred customer activation costs	3,816	4,728
Intangible assets, net	90,602	99,777
Goodwill	141,783	141,783
Other assets	416	353
Total assets	$537,612	$546,824

Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable	$5,051	$6,136
Accrued expenses	18,337	14,791
Payable to Sprint	41,067	49,205
Deferred revenue	13,410	11,176
Accrued interest	5,519	6,216
Current maturities of long-term debt and capital lease obligations	37	30
Total current liabilities	83,421	87,554
Deferred customer activation fee revenue	3,816	4,728
Interest rate swap	16,621	11,607
Other long-term liabilities	6,551	7,331
Long-term debt and capital lease obligations, excluding current maturities	475,401	475,438
Total liabilities	585,810	586,658

Stockholders’ Deficiency:
Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 17,163,221 and 17,112,244 shares issued and outstanding, respectively	172	171
Additional paid-in-capital	167,531	161,072
Accumulated deficiency	(199,280)	(189,470)
Accumulated other comprehensive loss	(16,621)	(11,607)
Total stockholders’ deficiency	(48,198)	(39,834)
Total liabilities and stockholders’ deficiency	$537,612	$546,824

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands except share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Revenue:
Service revenue	$101,592	$91,080	$383,962	$358,154
Roaming revenue	33,151	47,065	127,234	166,349
Equipment and other	3,688	3,778	14,321	13,583
Total revenue	138,431	141,923	525,517	538,086
Operating Expense:
Cost of service and roaming	73,215	81,941	286,382	313,629
Cost of equipment	15,526	12,529	55,968	51,358
Selling and marketing	18,686	18,159	71,080	75,626
General and administrative	10,846	5,640	35,954	26,915
Depreciation	9,772	11,453	43,581	46,097
Amortization of intangible assets	2,294	7,594	9,176	31,576
Loss on disposal of property and equipment, net	121	21	450	151
Total operating expense	130,460	137,337	502,591	545,352
Operating income (loss)	7,971	4,586	22,926	(7,266)
Interest income	302	946	1,722	4,930
Interest expense	(8,503)	(9,689)	(33,959)	(36,640)
Debt extinguishment costs	—	—	—	(30,501)
Other income, net	8	17	101	146
Loss before provision for income tax	(223)	(4,140)	(9,210)	(69,331)
Provision for income tax	158	—	(600)	—
Net loss	$(64)	$(4,140)	$(9,810)	$(69,331)

Basic and diluted loss per share of common stock : Loss available to common stockholders	$(0.00)	$(0.24)	$(0.57)	$(4.08)

Weighted average basic and diluted common shares outstanding	17,165,091	17,089,011	17,153,838	16,999,617

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Net loss	$(64)	$(4,140)	$(9,810)	$(69,331)
Net interest expense	8,201	8,743	32,237	31,710
Provision for income tax	(158)	—	600	—
Debt extinguishment costs	—	—	—	30,501
Depreciation and amortization	12,066	19,047	52,757	77,673
Stock-based compensation expense	1,058	1,784	5,836	9,914
Loss on disposal of property and equipment	121	21	450	151
Adjusted EBITDA	$21,224	$25,455	$82,070	$80,618

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended		For the Years Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Subscribers
Gross Additions	65,900	63,800	259,200	275,600
Net Additions	16,700	7,800	61,200	68,600
Total Subscribers	691,100	629,900	691,100	629,900
Churn, net	2.3%	2.7%	2.3%	2.5%

Average Revenue Per User, Monthly
Including Roaming	$66	$74	$65	$72
Without Roaming	$50	$49	$49	$49

Cash Cost Per User, Monthly
Including Roaming	$42	$47	$42	$47
Without Roaming	$32	$32	$32	$33

Cost Per Gross Addition	$404	$377	$383	$367

Licensed Population (Millions)	15.1	15.1	15.1	15.1
Covered Population (Millions)	12.5	12.0	12.5	12.0
Cell Sites	1,875	1,693	1,875	1,693

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands, except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended		For the Years Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
ARPU
Service revenue	$101,592	$91,080	$383,962	$358,154
Roaming revenue	33,151	47,065	127,234	166,349
Total service and roaming revenue	$134,743	$138,145	$511,196	$524,503
Average subscribers	682,500	624,400	656,900	604,500

Average revenue per user including roaming, monthly	$66	$74	$65	$72
Average revenue per user without roaming, monthly	$50	$49	$49	$49

CCPU
Cost of service and roaming	$73,215	$81,941	$286,282	$313,629
plus: General and administrative	10,846	5,640	35,954	26,915
less: Stock-based compensation expense	(934)	(1,441)	(5,165)	(8,575)
less: Retail equipment upgrade revenue	(936)	(737)	(3,027)	(1,991)
plus: Retail equipment cost of upgrades	4,675	3,243	15,748	12,834
Total cash costs including roaming	$86,866	$88,646	$329,792	$342,812
less: Roaming expense	(21,171)	(28,935)	(75,319)	(103,782)
Total cash costs without roaming	$65,695	$59,711	$254,473	$239,030
Average subscribers	682,500	624,400	656,900	604,500

Cash cost per user, monthly	$42	$47	$42	$47
Cash cost per user without roaming, monthly	$32	$32	$32	$33

CPGA
Selling and marketing	$18,685	$18,159	$71,080	$75,626
less: Stock-based compensation expense	(124)	(343)	(671)	(1,339)
less: Equipment revenue, net of upgrade revenue	(2,745)	(3,025)	(11,244)	(11,535)
plus: Equipment costs, net of cost of upgrades	10,851	9,286	40,220	38,524
CPGA Costs	$26,667	$24,077	$99,385	$101,276
Gross additions	65,900	63,800	259,200	275,600

Cost per gross addition	$404	$377	$383	$367